Exhibit 99.1
2007-2008 Earning Drivers 2007 Drivers Investor Day Guidance December Guidance Average Asset Growth (5%) to (7%) (5%) to (7%) Net Interest Margin 2.85% to 2.95% 2.85% to 2.95% Credit Provisioning $2.7 to $2.9 billion [$3.1 to $3.2 billion] Depositor and Other Retail Banking Fees 12% to 14% growth 12% to 14% growth Noninterest Income $6.4 to $6.5 billion [$6.1 to $6.3 billion] Noninterest Expense $8.4 to $8.5 billion $8.7 to 8.8 billion* * Includes ~ $140 million of business resizing costs and excludes$1.6B (after tax) Goodwill impairment 2008 Drivers Investor Day Guidance December Guidance Average Asset Growth 0% to 5% 0% to 5% Net Interest Margin 2.90% to 3.05% 2.90% to 3.05% Credit Provisioning Q1'08 in-line w/Q4'07 Q1'08 $1.8 to $2.0 billion Depositor and Other Retail Banking Fees 12% to 15% growth 12% to 15% growth Noninterest Income Above 2007 levels, although market dependent Above 2007 levels, although market dependent Noninterest Expense ^$8.5B ^$8.0B